UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2018 (October 17, 2018)
Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2018, upon the recommendation of the Governance and Corporate Responsibility Committee, the Board of Directors (the “Board”) of Caesars Entertainment Corporation (the “Company”) appointed Ms. Denise M. Clark to serve as an independent member of the Board, subject to the receipt of all applicable regulatory approvals, for a term that will expire at the Company’s 2020 annual meeting of stockholders. The Board also appointed Ms. Clark to serve on the Board’s Compensation and Management Development Committee.

Ms. Clark served as Senior Vice President and Chief Information Officer for The Estée Lauder Companies Inc. from November 2012 until her retirement in March 2017. Prior to that role, Ms. Clark served as Senior Vice President and Chief Information Officer for Hasbro Inc. from October 2007 to November 2012. Ms. Clark also served at Mattel, Inc., where she was Chief Technology Officer between January 2000 and February 2007. Ms. Clark’s previous experience includes two other consumer goods companies, Warner Music Group, formerly a division of Time Warner Inc., and Apple Inc., and 13 years in the United States Navy where she retired with the rank of Lieutenant Commander. Ms. Clark has over 20 years of experience in the delivery of enterprise resource planning, digital platforms, and innovative business transformations.

Ms. Clark serves on the board of directors of United Natural Foods, Inc., where she is a member of the audit and nominating and governance committees.

Ms. Clark will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date:	October 18, 2018	By:	/s/ RENEE E. BECKER
		Name:	Renee E. Becker
		Title:	Vice President and Chief Counsel – Corporate and Securities, Assistant Secretary